UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2005

PACIFICARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31700	95-4591529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Plaza Drive, Cypress, California 90630-5028

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (714) 952-1121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2005, PacifiCare Health Systems, Inc. (the “Company”) entered into a new Senior Executive Employment Agreement, effective as of March 1, 2005 (the “Employment Agreement”), with James Frey, the Company’s Executive Vice President, Major Accounts.

The following is a brief summary of the material terms and conditions of the Employment Agreement. Please refer to Exhibit 99.1 to this Current Report for the complete provisions of the Employment Agreement.

The Employment Agreement sets forth basic terms of employment for Mr. Frey, including base salary, participation in employee benefit programs, reimbursement for business expenses and participation in the Company’s annual incentive plan and equity-based compensation plans for officers and key employees. The Employment Agreement has a two-year term. The term of the Employment Agreement:

•	may be extended for a successive term of 12 months or more if the Company provides written notice to Mr. Frey within 45 days prior to the expiration of the term, and

•	is automatically extended, upon the occurrence of a Change of Control (as defined in the Employment Agreement), to end two years after the effective date of such Change of Control.

Upon expiration, if the Company offers Mr. Frey a new employment agreement and he does not accept it, his continued employment will be without the benefit of a written agreement and any severance benefits will be provided in accordance with the Company’s policies and practices.

Upon written termination by either the Company or Mr. Frey or misconduct, death, or disability of Mr. Frey, the Employment Agreement will be terminated. In the event Mr. Frey is terminated for death or disability, or in connection with a termination without cause or a termination following a change of ownership or control of the Company, the Employment Agreement provides for the severance benefits summarized below.

Termination Without Cause

If the Company terminates Mr. Frey without cause (that is, other than for incapacity, disability, habitual neglect or gross misconduct, as those terms are more specifically defined in the Employment Agreement), the Employment Agreement provides for severance payments in equal installments over a two-year severance period. Severance benefits include the following:

•	multiple of base salary,

•	multiple of historical average incentive plan bonus,

•	continuation of medical, dental and vision coverage,

•	automobile allowance,

2.

•	outplacement and related services, and

•	any other bonus amounts or benefits to which Mr. Frey may be entitled under any of the Company’s benefit plans.

Additionally, upon termination, Mr. Frey retains the right to exercise any vested and unexercised stock options in accordance with their terms within one year following the effective date of termination.

Non Competition Arrangements

If, while receiving severance payments following termination, Mr. Frey is employed by a competitor (as defined in the Employment Agreement), his severance payments will be reduced by an amount equal to the payment received from the competitor.

Termination Within 24 Months of a Change of Control

If within 24 months after a Change of Control, Mr. Frey is terminated (other than for incapacity, disability, habitual neglect or gross misconduct) or voluntarily terminates his employment for “good cause” (as defined in the Employment Agreement), the Employment Agreement provides for lump-sum payment of 36 months of base salary and specified benefits. The lump-sum payments would include the same items described under Termination Without Cause above, plus the following:

•	prorated annual incentive plan bonus for the year in which the change of control occurs, and

•	amounts to cover any excise tax penalties and taxes payable on the additional compensation to cover such excise tax penalties.

Additionally, the Employment Agreement provides that if Mr. Frey continues to be employed 12 months following the effective date of a Change of Control, he will be given a 30-day window period during which he may elect to voluntarily terminate his employment with the Company for reasons other than cause. If he elects to voluntarily terminate his employment during this 30-day window period, he would receive:

•	one-half of the lump sum payment he would have received upon the Company’s termination of him after a Change of Control,

•	the right to exercise all vested and unexercised stock options in accordance with their terms within one year of the effective date of termination, and

•	outplacement and related services.

Item 1.02 Termination of a Material Definitive Agreement.

Samuel V. Miller has informed the Company that he plans to retire as the Company’s Executive Vice President, Individual and Small Group Division, effective as of April 30, 2005.

3.

In connection with Mr. Miller’s retirement, American Medical Security Group, Inc., a subsidiary of the Company (“AMS”), and Mr. Miller, entered into a termination agreement, dated March 25, 2005 (the “Termination Agreement”), pursuant to which AMS and Mr. Miller mutually agreed to terminate Mr. Miller’s employment agreement with AMS, effective as of April 30, 2005.

The following is a brief summary of the material terms and conditions of the Termination Agreement. Please refer to Exhibit 99.2 to this Current Report for the complete provisions of the Termination Agreement.

Under the Termination Agreement, Mr. Miller will receive the following in full satisfaction of all severance payments, benefits or other rights to which Mr. Miller is entitled upon termination, a change of control or otherwise under his existing employment agreement with AMS:

•	A lump sum payment in the amount of $3,968,240;

•	Payment of any accrued but unpaid vacation time earned through April 30, 2005;

•	Reimbursement of expenses incurred through April 30, 2005; and

•	Continuation of medical, dental, long-term disability and life insurance coverage for a period of 3 years after April 30, 2005.

Under the Termination Agreement, Mr. Miller is also entitled to an additional payment to cover any excise tax penalties and taxes payable on the payments, distributions and benefits received by Mr. Miller pursuant to the Termination Agreement to cover such excise tax penalties.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in Item 1.02 of this Form 8-K is incorporated by reference into this Item 5.02.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Senior Executive Employment Agreement, effective as of March 1, 2005, between the Company and James Frey.

99.2	Termination Agreement, dated as of March 25, 2005, between the Company and Samuel V. Miller.

4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: March 31, 2005	By:	/s/ Peter A. Reynolds
Peter A. Reynolds
Senior Vice President and
Corporate Controller
(Principal Accounting Officer)

5.

INDEX TO EXHIBITS

99.1	Senior Executive Employment Agreement, effective as of March 1, 2005, between the Company and James Frey.

99.2	Termination Agreement, dated as of March 25, 2005, between the Company and Samuel V. Miller.